UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 19, 2010

TechniScan, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-143236	27-1093363
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3216 South Highland Drive, Suite 200, Salt Lake City, Utah		84106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(801) 521-0444

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2010, the registrant's, TechniScan, Inc. ("TechniScan"), board of directors held their regularly scheduled meeting during which they approved an Indemnification Agreement to be entered into by and between the company and its officers and directors. The agreement obligates TechniScan to indemnify any officer or director who is a party to any action by reason of the fact that person is an officer or director. The indemnification is for expenses, judgments, fines, and settlement amounts.

TechniScan is not obligated to provide indemnification under the agreement for any officer or director requesting indemnification with respect to any action (1) initiated by the officer or director; or (2) initiated by TechniScan for enforcement of a confidentiality or noncompete agreement; and (3) if a final decision by a court determines that such indemnification is prohibited by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Form of Indemnification Agreement between TechniScan, Inc. and its Officers and Directors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechniScan, Inc.

March 25, 2010	By:	Steven Passey

Name: Steven Passey
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Indemnification Agreement between TechniScan, Inc. and its Officers and Directors